FOR IMMEDIATE RELEASE                                     Contact: Kent A. McKee
Memphis, TN--August 7, 2007                               (901) 753-3208


                        MUELLER INDUSTRIES, INC. APPOINTS
                     PAUL J. FLAHERTY TO BOARD OF DIRECTORS


MEMPHIS, Tenn., Aug. 7 /PRNewswire-FirstCall/ -- Mueller Industries, Inc. (NYSE:
MLI), announced today that Mr. Paul J. Flaherty joined its Board of Directors effective August 2, 2007. Since 2001, Mr. Flaherty, age 67, has been a Member of the Advisory Board of Aon Risk Services, Inc., a subsidiary of Aon Corporation the global insurance and risk management firm. Prior to his tenure with Aon, Mr. Flaherty was associated with Burson-Marsteller-WPP, a global public affairs and public relations firm.

Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products. Mueller's operations are located throughout the United States and in Canada, Mexico, Great Britain, and China. Mueller's business is importantly linked to (1) the construction of new homes; (2) the improvement and reconditioning of existing homes and structures; and (3) the commercial construction market, which includes office buildings, factories, hotels, hospitals, etc.


Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings. The words "outlook," "estimate," "project," "intend," "expect," "believe," "target," and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.